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                             JOINT FILING STATEMENT

In accordance with Rule 13d-1(f) of Regulation 13D-G of the Securities Exchange Act of 1934, as amended, the persons and entity below agree to the joint filing on behalf of each of them of this Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of dreamlife (formerly GHS, Inc.) and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 31st day of August, 2001.



                                            DISCOVERY TOYS LLC

                                            By: /s/ Anthony R. Calandra
                                                -----------------------
                                            Anthony R. Calandra
                                            Manager

                                            /s/ Anthony R. Calandra
                                            -----------------------
                                            Anthony R. Calandra

                                            /s/ James Liati
                                            ---------------
                                            James Liati

                                            /s/ Frank M. Calabrese
                                            ----------------------
                                            Frank M. Calabrese

                                            /s/ Frank M. Adubato
                                            --------------------
                                            Frank M. Adubato

                                            /s/ William Taylor
                                            ------------------
                                            William Taylor